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EXHIBIT (P)(18)

XI. CODE OF ETHICS:

                                 CODE OF ETHICS

                       NEW CENTURY CAPITAL MANAGEMENT LLC

I.  INTRODUCTION

A. FIDUCIARY DUTY. This Code of Ethics is based on the principle that all employees of the Company and certain other persons have a fiduciary duty to place the interest of clients ahead of their own and the Company's. This Code of Ethics applies to all "Access Persons" (defined below). Access Persons must avoid activities, interests, and relationships that might interfere with making decisions in the best interests of the Company's Advisory Clients.

     For purposes of this policy, the following words shall mean:

     "Access Persons" means all employees, directors, officers, partners or members of the Company, as the case may be, who (i) have access to nonpublic information regarding Advisory Clients' purchases or sales of securities, (ii) are involved in making securities recommendations to Advisory Clients or (iii) have access to nonpublic recommendations or the portfolio holdings of an affiliated (investment) company. Client services personnel who regularly communicate with Advisory Clients also may be deemed to be Access Persons.

     "Advisory Client" means any fund for which the Company serves as a general partner, or any person or entity for which it serves as investment adviser, renders investment advice or makes investment decisions.

     "Code" means this policy as supplemented by other policies and procedures contained in the Company's Compliance Manual.


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     "Reportable Securities" means all securities in which an Access Person has a beneficial interest except: (i) Direct obligations of the government of the United States, (ii) money market instruments (e.g., bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments), (iii) shares of money market funds, (iv) shares and holdings in other mutual funds unless the Company acts as the investment advisor to, or the principal underwriter of, the subject fund, and (iv) units of a unit investment trust if the UIT is invested exclusively in unaffiliated mutual funds.

As fiduciaries, all Access Persons must at all times:

     1. PLACE THE INTERESTS OF ADVISORY CLIENTS FIRST. All Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Company's Advisory Clients. Access Persons may not induce or cause an Advisory Client to take action, or not to take action, for personal benefit, rather than for the benefit of the Advisory Client. For example, a supervisor or employee would violate the policy by causing an Advisory Client to purchase a security he or she owned for the purpose of increasing the price of that security, (v) shares of investment companies for which the company does not serve as investment advisor or sub-advisor.

     2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITION. The receipt of investment opportunities, perquisites or gifts from persons seeking business with the Company or its Advisory Clients, could call into question the exercise of the independent judgment of a Access Person. Access Persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

     3. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE INCLUDING BOTH PRE-CLEARANCE AND REPORTING REQUIREMENTS. Doubtful situations always should be resolved in favor of Advisory Clients. Technically, compliance with the Code's provisions shall not automatically insulate from scrutiny any securities transactions or actions that indicate a violation of the Company's fiduciary duties.


Section XI                       Code of Ethics                           Page 2

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B. APPENDICES TO THE CODE. The Code shall be supplemented by the Compliance
Manual in its entirety, specifically including, without limitation, the following Sections, each of which is specifically included in the Code by reference.

     1.   Section V: Fiduciary Capacity;

     2.   Section X. Principal/Agency Transactions;

     3.   Section XII: Trading/Prohibited Transactions;

     4.   Section XIII: Personal Securities Transactions; and

     5.   Section XIV: Insider Trading.

                                II. OTHER DUTIES

A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

B. GIFTS. The following provisions on gifts apply to Access Persons:

     1. ACCEPTING GIFTS. On occasion, because of their position with the Company, Access Persons may be offered or may receive without notice, gifts from clients, brokers, vendors or other persons. Acceptance of extraordinary or extravagant gifts is prohibited. Any such gifts must be declined and returned in order to protect the reputation and integrity of the Company. Gifts of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $100 in any twelve month period), customary business meals, entertainment (e.g., sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted. All gifts received by an Access Person that might violate this Code must be promptly reported to the CCO.

     2. SOLICITATION OF GIFTS. Access Persons are prohibited from soliciting gifts of any size under any circumstances.


Section XI                       Code of Ethics                           Page 3

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     3. GIVING GIFTS. Access Persons may not give any gift with a value in excess of $100 (per year) to an Advisory Client or persons who do business with, regulate, advise or render professional services to the Company.

C. COMPANY OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity properly belonging to any Advisory Client or the Company. This includes, but is not limited to, acquiring Reportable Securities for one's own account that would otherwise be acquired for an Advisory Client.

D. UNDUE INFLUENCE. Access Persons shall not cause or attempt to cause any Advisory Client to purchase, sell or hold any security in a manner calculated to create any personal benefit to such Access Person. If an Access Person stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Advisory Client the full nature of the beneficial interest that the Access Person has in that security, any derivative security of that security or the security issuer, where the decision could create a material benefit to the Access Person or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the CCO, must determine whether or not the Access Person will be restricted in making investment decisions in respect of the subject security.

E. REPORTING, REVIEW AND RECORDKEEPING. All violations of the Code must be reported promptly to the CCO. The CCO shall periodically review Access Persons' personal trading reports and otherwise take reasonable steps to monitor compliance with, and enforce, this Code of Ethics. The CCO shall maintain in the Company's files (i) a current copy of the Code, (ii) records of violations and actions taken as a result of the violations, (iii) copies of all Access Persons' written acknowledgement of receipt of the Code, (iv) copies of the quarterly and annual compliance certificates required by the Code.

F. SANCTIONS. If the CCO determines that an Access Person has committed a violation of the Code, the Company may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading privileges, suspension or termination of employment, fine, civil referral to the SEC and, in certain cases, criminal referral. The Company may also require the offending Access Person to reverse the trades in question, forfeit any profit or absorb any loss derived therefrom; and such forfeiture shall be disposed of in a manner that shall be


Section XI                       Code of Ethics                           Page 4

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determined by the Company in its sole discretion. Failure to timely abide by directions to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

G. EXCEPTIONS. Exceptions to the Code will rarely, if ever, be granted. However, the CCO may grant an occasional exception on a case-by-case basis when the proposed conduct involves negligible opportunities for abuse. All exceptions shall be solicited and issued in writing. No reports shall be required under this Code for (i) transactions effected pursuant to an automatic investment plan and (ii) securities held in accounts over which the Access Person does not have direct or indirect control. (iii) transactions in automatic investment plans may be excluded from quarterly transactions reports, but not holding reports

H. COMPLIANCE CERTIFICATION. All Access Persons shall sign a certificate promptly upon becoming employed or otherwise associated with the Company that evidences his or her receipt of this Code of Ethics and submit a complete report of the Access Person's securities holdings. See Exhibit XIII-B. All Access Persons shall submit to the CCO, no later than 30 days after the close of each quarter, in the form proscribed by the Company for this purpose, a list of all personal transactions in Reportable Securities. During the month of APRIL, all Access Persons will be required to certify on the Annual Certification of Compliance With the Code of Ethics form attached to this Section XI as Exhibit XI-A.


Section XI                       Code of Ethics                           Page 5

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                                  EXHIBIT XI-A

              ANNUAL CERTIFICATION OF COMPLIANCE WITH THE COMPANY'S PERSONAL SECURITIES TRANSACTIONS DISCLOSURE AND CODE OF ETHICS

I certify that during the year ended as of the date written below, in accordance with Section XIII: Personal Securities Transactions of the Compliance Manual and the Company's Code of Ethics:

1. I have fully disclosed all securities holdings in which I have, or a member of my immediate family has, a beneficial interest.

2. I have obtained pre-clearance for all securities transactions in which I have, or an immediate member of my family has, a beneficial interest except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

3. I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

4.   I have complied with the Code of Ethics in all other respects.


---------------------------------------------
Signature

---------------------------------------------
Print Name

Dated: ____________________, 200_


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                                 EXHIBIT XIII-B

New Century Capital Management LLC
36 South Washington Street
Hinsdale, IL 60521

Attention: CCO

Re: Initial Holdings Report

Attached is a complete and accurate list of (i) the title, number of shares and principal amount of each security in which I, each member of my immediate family and each person to whom I contribute support have any direct or indirect beneficial ownership interest or over which I or any such person have or has any control or provides any investment advice, (ii) the name and address of all brokers, dealers, banks or other institutions where such securities are held and
(iii) the corresponding account numbers. This information is current, as of the date I became an Employee of the Company, which was _.

Date:
      ----------------------

                            Print Name:
                                         ------------------


Section XI                       Code of Ethics                           Page 7

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                             INITIAL HOLDINGS REPORT

                                       FOR

                         -------------------------------
                               [Name of Employee]

                                      AS OF

                         -------------------------------
                              [Date of Employment]

                   Financial/Brokerage
                    Institution Where
Securities Owned   Securities Are Held   Account Name and Number
----------------   -------------------   -----------------------
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_______________________________________________________________
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_______________________________________________________________
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________


Section XI                       Code of Ethics                           Page 8